Exhibit 99.7(ee)

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT TO PARTICIPATION AGREEMENT is made as of this      day of December, 2014 by and among JEFFERSON NATIONAL LIFE INSURANCE COMPANY (“Jefferson”), PIONEER VARIABLE CONTRACTS TRUST (“Fund”), PIONEER INVESTMENT MANAGEMENT, INC. (“Adviser”), and PIONEER FUNDS DISTRIBUTOR, INC (“Distributor”) collectively the Parties.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, Jefferson, Fund, Adviser, and Distributor are parties to a Participation Agreement dated May 1, 2003 as amended (the “Agreement”); and

WHEREAS, the Parties desire and agree to amend the Agreement in order to add a new party and update Schedule A of the Agreement and replacing it with the revised Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.              From the date of this Amendment, Jefferson National Life Insurance Company of New York (“Jefferson NY”) shall be a party to the Agreement, and all references to Company in the Agreement shall be deemed to refer to both Jefferson and to Jefferson NY, except in circumstances that require a reference to one or the other party.

2.              Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the    day of December, 2014.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY
By its authorized officer,

By:
Name:	Craig Hawley
Title:	General Counsel & Secretary
Date:

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
By its authorized officer,

By:
Name:	Craig Hawley
Title:	General Counsel & Secretary
Date:

PIONEER VARIABLE CONTRACTS TRUST
By its authorized officer,

By:
Name:
Title:
Date:

PIONEER INVESTMENT MANAGEMENT, INC.
By its authorized officer,

By:
Name:
Title:
Date:

PIONEER FUNDS DISTRIBUTOR, INC.
By its authorized officer,

By:
Name:
Title:
Date:

2

SCHEDULE A

ACCOUNTS, CONTRACTS, AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Portfolios and Class of Shares Available to Contracts

Jefferson National Life Annuity Account C 1980

Jefferson National Life Annuity Account E November 12, 1993

Jefferson National Life Annuity Account F September 26, 1997

Jefferson National Life Annuity Account G January 18, 1996

Jefferson National Life Annuity of New York Annuity Account 1, June 14, 2014

	CVIC-2000 CVIC-2001 CVIC-2004 CVIC-2005 22-4056 22-4025 32-4000 32-4002 32-4003 22-4047 22-4048 22-4061 JNL-2100 JNL-2200 JNL-2300 JNL-2300-1 JNL-2300-2 JNL-NY-2300-1	All Pioneer VCT II Portfolios